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                                  Exhibit 10.5

                           Morrow Employment Agreement


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                              EMPLOYMENT AGREEMENT


        AGREEMENT, dated November ___, 2000 ("Agreement"), by and between Blue Giant Equipment Corporation, an Ontario corporation with its principal place of business located at 85 Heart Lake Road South, Brampton, Ontario L6W 3K2 ("Company"), and Andrew Morrow, an individual residing at _____________________________________, Canada ("Executive").

        WHEREAS, Company desires to retain Executive's services and Executive desires to be employed by Company upon the terms and conditions hereinafter described; and

        WHEREAS, Company is a wholly-owned subsidiary of TBM Holdings Inc. ("TBM") and the Board of Directors of TBM ("TBM Board") manages the Company pursuant to a Unanimous Shareholder Agreement;

        NOW THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto hereby agree as follows:

        Section 1: Employment of Executive; Duties and Responsibilities.

        1.1 Employment of Executive. Company shall employ Executive and Executive shall provide services to Company subject to the terms and conditions hereof.

        1.2 Term of Employment. Executive's employment by Company hereunder shall commence on November 10, 2000 and terminate on October 30, 2003 (as may be extended hereunder, "Employment Period"), unless sooner terminated pursuant to the provisions of Section 3.1 hereof. Thereafter, upon expiration, the Employment Period automatically shall be extended for successive one (1) year periods unless either party gives notice to the other at least sixty (60) days prior to the expiration of the then-current Employment Period of its intention that the Employment Period not be extended, in which case the then-current Employment Period shall terminate upon its expiration.

        1.3 Offices and Positions of Executive. During the Employment Period, unless otherwise mutually agreed by Company, Executive and TBM, Executive shall serve as Vice President and General Manager of the Company and, until otherwise determined by TBM, as a member of the Company's Board of Directors.

        1.4 Duties and Responsibilities. During the Employment Period, Executive shall perform customary duties and responsibilities as General Manager of the Company and such other duties as the President or Chief Executive Officer of the Company or the TBM Board shall reasonably assign to Executive from time to time during the Employment Period. Executive shall report directly to William
A. Schwartz, Chief Executive Officer of the Company.


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        Section 2: Compensation; Reimbursement; Benefits.

        2.1 Base Salary. Company shall pay to Executive an annual base salary ("Base Salary") in the amount of Cdn $140,000 per annum. Executive shall be eligible for any routine or customary annual increases to Base Salary in accordance with Company's policies for increases to the base salary of senior executive personnel as determined by and subject to the approval and discretion of the TBM Board.

        2.2 Payment of Base Salary. Company shall pay to Executive the Base Salary, less appropriate withholding for applicable employment-related taxes and deductions, in equal installments in accordance with the policy of the Company as in effect from time to time for the payment of salary to senior executive personnel.

        2.3 Stock Options. Upon commencement of Executive's employment pursuant to this Agreement, Executive shall receive from TBM options to purchase 5,000 shares of the common stock of TBM ("Options"). The Options shall be granted pursuant to the TBM Holdings Inc. 1999 Stock Option Plan ("Plan") and shall be subject to and governed by the Plan. The Options shall vest, provided that Executive is employed by the Company on the relevant vesting date, as follows: (i) 25% of the Options shall vest on the first anniversary of the date of this Agreement; (ii) 35% of the Options shall vest on the second anniversary of the date of this Agreement; and (iii) 40% of the Options shall vest on the third anniversary of the date of this Agreement; in each case subject to the additional conditions set forth in the Plan.

        2.4 Other Benefits. Executive shall be entitled to participate in such employee benefits as are generally made available by Company to its key executive employees which may include, without limitation, major medical, disability coverage, vacation pay and participation in any retirement plan or plans to the extent permitted by the terms thereof; provided, however, that except as otherwise specifically provided in this Agreement, Executive shall not be entitled to any performance related or any other special compensation unless specifically authorized by the TBM Board.

        2.5 Incentive Compensation. (a) In addition to the payment to Executive of the Base Salary and the other payments and benefits available to Executive under this Agreement, the TBM Board shall determine on both a quarterly and annual basis whether Executive is entitled to incentive compensation ("Incentive Compensation") and, if so, the amount thereof. Beginning on January 1, 2001, quarterly Incentive Compensation shall be based upon Executive's achievement of specified criteria each quarter such criteria to be evaluated and scored in accordance with Attachment 1, attached hereto and incorporated herein. For purposes of illustration, should the quarterly points achieved be 47 - 52, Executive shall be eligible for quarterly Incentive Compensation of Cdn $7,000 for that quarter.

        (b) Annual Incentive Compensation shall be based on Executive's contribution to the achievement of overall Company goals regarding revenues and profitability. The target range for



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the annual bonus amount payable will be 20% of Base Salary. For purposes of illustration, should the annual bonus be 20%, Executive shall be eligible for annual Incentive Compensation of Cdn $28,000 for that year (20% of Base Salary of Cdn $140,000 = Cdn $28,000 per year).

        2.6 Insurance. Executive shall be entitled to participate in any major medical plan, business travel plan, disability income plan and any other plan or insurance maintained by Company providing hospitalization, medical, disability or other similar protection to the extent, in the manner, and according to the terms and conditions applicable to senior executive personnel generally.

        2.7 Vacation. Executive shall be entitled to four (4) weeks of paid vacation time each year to be taken at such times as are mutually convenient for Company and Executive.

        Section 3: Termination of Employment

        3.1 Termination of Employment Period. The Employment Period shall terminate as provided in Section 1.2 or earlier as follows:

        (a) Termination on Death. The Employment Period shall terminate upon the death of the Executive.

        (b)     Termination by Company.

                (i) Termination for Cause. Company may terminate the Employment Period for "cause" at any time upon ten (10) days' prior written notice to Executive stating the facts constituting such "cause." No ten-day notice shall be required if Company determines, in its sole discretion, that Executive's continued presence at the Company shall be detrimental to Company. For the purpose of this Section 3.1(b) the term "cause" shall mean gross incompetence, gross negligence, gross insubordination, embezzlement, conviction of a felony or any crime involving moral turpitude, willful misconduct of a material nature, or any acts of fraud involving Company or any acts that have a material adverse effect on Company's reputation by Executive, as determined in good faith by the TBM Board.

                (ii) Termination for Incapacity. Company may terminate the Employment Period if Executive becomes mentally or physically ill, disabled or otherwise incapacitated so as to render him unable to perform substantially all of his duties hereunder for a period of at least six (6) months during any twelve (12) month period by giving Executive not less than thirty (30) days' prior written notice.

                (iii) Termination for Breach of Agreement. Company may terminate the Employment Period in the event of a breach by Executive of the terms and conditions hereof having a material adverse effect on Company upon not less than thirty (30) days' prior written notice to Executive stating the facts constituting such breach; provided, however, that Executive



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shall have ten days after receipt of such notice to cure such state of affairs or facts constituting a breach and thereby continue the Employment Period; and provided further, that upon a subsequent substantially similar breach hereof by Executive, the Employment Period may be terminated by Company without affording the Executive an opportunity to cure.

                (iv) Termination Without Cause. Notwithstanding the Employment Period set forth in Section 1.2 and exclusive of the provisions of Sections 3.1(b)(i), (ii) and (iii) above, Company may terminate the Employment Period at any time upon not less than thirty (30) days' prior written notice to Executive, provided that Company makes the payments required by Section 3.2(a).

        3.2     Payments on Termination.

        (a)     Upon termination of the Employment Period by Company pursuant to
Section 3.1(b)(iv) hereof, Company shall continue to pay to Executive, for a period of one (1) year subsequent to such termination, the Base Salary at the rate in effect at the time of such termination together with the benefits as are provided for in Section 2.3 hereof (to the extent permitted under the terms of the plans and applicable law). Company shall continue to pay such amounts at the same intervals as was the practice for Company during the Employment Period.

        (b)     Upon any other termination of the Employment Period pursuant to
Section 3.1, Company shall only be obligated to pay Executive amounts accrued hereunder through the effective date of termination and Executive will not be entitled to any severance or termination payments except to the extent required by statute.

        Section 4: Additional Covenants

        Executive covenants and agrees as follows:

        4.1 Confidentiality. Executive covenants and agrees that except as specifically required in the performance of Executive's duties hereunder or as required by law, and as shall be in the best interest of Company, on and after the date hereof, Executive shall not disclose to any person or business entity, or use for Executive's personal benefit, gain or otherwise, any confidential or proprietary information that Executive acquires or has acquired during Executive's employment with Company, as to the financial position, business methods, systems, customers, suppliers, techniques, development projects or results thereof, trade secrets, inventions, knowledge and processes used or developed by Company, or any other proprietary or confidential information relating to or dealing specifically with Company. Excluded from Executive's obligations of confidence is any part of such confidential information that can be demonstrated to have been in the public domain prior to the date of this Agreement. Upon termination of the Employment Period, Executive agrees to deliver to Company any drawings, documents, designs, records or other written material regarding proprietary information of Company then in Executive's possession. The foregoing shall be without prejudice to any rights



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or remedies of Company under any state law protecting trade secrets or information.

        4.2 Ownership. Any discovery, invention, process, concept, work or improvement made or discovered by Executive while employed by Company in connection with or in any way affecting or relating to the business of Company (as then carried on or under active consideration) or capable of being used or adapted for use therein or in connection therewith shall forthwith be disclosed to Company and shall belong to and be the absolute property of Company. Executive, if and whenever required so to do by Company, shall at the expense of Company apply or join with Company in applying for any applicable registration or protection in Canada or the United States and in any other part of the world for any such discovery, invention, process, concept, work or improvement and shall at the expense of Company execute all instruments and do all things necessary for vesting such registration or protection in Company absolutely and as sole beneficial owner or in such other person as Company may specify.

        4.3 Non-Competition. Executive covenants and agrees that, without the prior written consent of Company: (i) during the Employment Period, and for a period of one (1) year following the termination of the Employment Period, Executive will not, directly or indirectly, engage for his own account or in any commercial capacity as an owner, officer, director, partner, employee, consultant or representative of another person or entity, within the province of Ontario, Canada and each other jurisdiction in which the Company is conducting business at the time of termination, in any business competitive with the business conducted by Company at the time of termination; or (ii) during the Employment Period and for a period of one (1) year following the termination of the Executive's employment with Company, Executive shall not solicit for employment or engagement, directly or indirectly, any employee or consultant of Company who was employed or engaged with Company within the one (1) year period immediately prior to such solicitation or employment. This Section 4.3 shall not be applicable in the event that (x) the Employment Period is terminated early by Company, other than for cause, or (y) the Employment Period is terminated by Executive as a result of material breach by Company of its obligations hereunder.

        4.4 Injunctive Relief. Executive acknowledges that any violation or threatened violation of the provisions of Sections 4.1 or 4.2 will cause irreparable injury to Company, and Executive hereby agrees that, in addition to any other remedies available to it, Company shall be entitled to temporary or permanent injunctive relief in connection with any such violation or threatened violation.

        Section 5: General Provisions

        5.1 Non-Assignability. Neither this Agreement nor any obligation, right or interest hereunder shall be assignable by Executive or Executive's beneficiary or legal representatives without the prior written consent of Company; provided however, that nothing in this Section 5.1 shall preclude Executive from designating in writing a beneficiary or beneficiaries to receive any compensation payable to, or any other benefit receivable by, Executive under this Agreement



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upon the death or incapacity of Executive, nor shall it preclude the executors, administrators or any other legal representatives of Executive or Executive's Estate from assigning any rights hereunder to the person or persons entitled thereto. Neither this Agreement nor any right or obligation arising hereunder shall be assignable by Company, its successors, assigns, beneficiaries or legal representatives either directly by assignment or by a merger, consolidation sale of assets or other form of business combination, or disposition, without the prior written consent of Executive.

        5.2 Severability. This Agreement shall be deemed severable and any part hereof that may be held invalid by a court or other entity of competent jurisdiction automatically shall be deemed excluded from this Agreement and the remaining parts shall remain in full force and effect.

        5.3 Merger. This Agreement contains the entire understanding of the parties hereto and constitutes the only agreement between Company and Executive regarding the employment of Executive by Company. This Agreement supersedes all prior agreements, either express or implied, between the parties hereto regarding the employment of Executive by Company.

        5.4 Amendment. None of the terms and conditions of this Agreement shall be amended or modified unless expressly consented to in writing and signed by each of the parties hereto.

        5.5 Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective heirs, other legal representatives and permitted successors and assigns, as the case may be.

        5.6 Governing Law. This Agreement shall be governed by and construed under the internal laws of the Province of Ontario, Canada and the laws of Canada applicable therein.

        5.7 Notices. All notices or other communications to be given by the parties among themselves pursuant to this Agreement shall be in writing, and shall be deemed to have been duly made if mailed by certified mail, hand delivered or sent by overnight courier service to Company at its principal executive offices and to Executive at Executive's address as first set forth above. Any of the parties hereto may change its respective address upon written notice to the other given in the manner provided in this Section.

        5.8 Waiver. No waiver by any of the parties to this Agreement of any condition, term or provision of this Agreement shall be deemed to be a waiver of any preceding or subsequent breach of the same or any other condition, term or provision hereof.

        5.9 Arbitration. Except with respect to any injunctive relief specifically provided for pursuant to this Agreement, any differences, claims, or matters in dispute arising between Executive and Company out of this Agreement or connected herewith shall be submitted for



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arbitration in the Toronto, Ontario area pursuant to the Arbitration Act, 1991
(Ontario), which Act shall, to the extent not inconsistent with this section, govern such arbitration, and the decision of the arbitrator shall be final and binding as between the parties hereto and all persons claiming through or under them and shall not be subject to appeal. The costs of such arbitration shall be paid as determined by the arbitrator. The arbitration shall be conducted in accordance with the Rules of Conduct of Arbitrations of the Arbitration and Mediation Institute of Ontario Inc., in effect at the date of commencement of such arbitration except to the extent that such rules are modified by or are inconsistent with this Agreement, in which event the provisions of this Agreement shall govern.

        An award of the arbitrator pursuant to the foregoing provisions is a condition precedent to the right of either party or any person claiming through or under a party to bring any suit, action or other proceeding with respect to this Agreement in any court of law or equity against either party or any person claiming through or under a party or against the arbitrator in respect of any matter for which arbitration is herein provided, except for actions seeking a temporary restraining order or injunction related to the purposes of this Agreement, or suit to compel compliance with this dispute resolution process. Judgement upon the award rendered by the arbitrator may be entered in any court having jurisdiction and thereupon execution or other legal process may issue thereon. The parties hereto and all persons claiming through or under them hereby attorn to the jurisdiction of the arbitrator and to the jurisdiction of any court in which the judgement may be entered. Arbitration may not be waived except upon delivery by the parties of a written notice to that effect.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date and year first written above.

                                    EXECUTIVE


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                                    Andrew Morrow


                                    BLUE GIANT EQUIPMENT CORPORATION


                                    By:
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                                         William Schwartz
                                         Its: Chief Executive Officer



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